SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.  20549

Form  8-K

CURRENT  REPORT
Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

Date  of  Event  Reported  August  19,  1999

UnionBanCal  Corporation

Commission  File  Number  0-28118

State  of  Incorporation:  California

IRS  Employer  Identification  No.:.94-1234979

350  California  Street
San  Francisco,  California  94104-1476
(415)  765-2969


Item  5.  Other  Events.


We hereby report the announcement of Mission Excel, a plan to fund significant new business growth as well as to control costs by streamlining operations, details of which are more fully disclosed in our press release dated August 16, 1999, a copy of which is included as Exhibit 99.1.

This press release includes forward-looking statements that involve inherent risks and uncertainties. A number of important factors could cause actual results, such as increased pre-tax earnings estimates, to differ materially from those in the forward-looking statements. Those factors include management's ability to successfully implement Mission Excel, customer acceptance of new or revised products and services, fluctuations in interest rates, government regulations, and economic conditions and competition in the geographic and business areas in which the Corporation conducts its operations. A complete description of UnionBanCal Corporation, including related risk factors is discussed in the Corporation's public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov.



Item  7.  Financial  Statements,  Pro  Forma  Financial  statements and Exhibits

(c)  Exhibits

Exhibit  No.          Description
-----------           ------------
99.1                  Press  Release  dated  August  16,  1999

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UnionBanCal  Corporation
                                        (Registrant)

Date  August  19,  1999          By:  /s/  David  A.  Anderson
                                 -----------------------------
                                 David  A.  Anderson
                                 Senior  Vice  President  and  Controller


Exhibit  99.1

SAN  FRANCISCO--(BUSINESS WIRE)--Aug. 16, 1999--UnionBanCal Corporation (NYSE:UB
- news) today announced plans to fund significant new business growth as well as to control costs by streamlining operations.

These plans will be fully implemented in 18 months and are expected to add $225 million in annualized pre-tax earnings, ensuring that UnionBanCal will significantly improve its efficiency by the end of next year.

``Mission Excel is a balanced program that funds significant business growth and technology investments by redeploying resources generated through efficiency improvements,'' said Takahiro Moriguchi, UnionBanCal President and CEO.

``We began Mission Excel from a position of record revenues and a strong belief that we currently offer better products and service than our competitors. With Mission Excel, we will be able to continue offering the best banking experience in an increasingly competitive industry, while also meeting our efficiency ratio target.''

Mission Excel will grow several core businesses through improved structure, focus, technology, staffing, customer services and sales support. For example:
-- Small business lending: Small business lending has been reorganized to reduce administrative and sales duplication while reaffirming the Bank's commitment to serve the market with convenient offices and highly skilled professional bankers.
     Smaller firms will continue to be served in branches, reflecting the Bank's commitment to "community banking." Larger firms will continue to deal with their bankers through conveniently located Business Banking Centers.

-- Private Banking, Personal Trust, and Priority Banking: These will be merged into a single business unit more capable of bringing all the Bank's services to its clients while assuring the proper service and sales approach to these clients in every branch in the system.

-- Branches: Expansion of the Bank's Branch system will continue with the Fall opening of an office in Disneyland leading the way and continued expansion of its ATM network with upgrading of machines.

``UnionBanCal is known for the high level of personal service we provide'' said Richard Hartnack, UnionBanCal Vice Chairman, ``and Mission Excel will allow us to continue that strategy. While many companies in our industry are choosing between providing personal face-to-face service and alternative service channels, Mission Excel will allow us to provide both so that our customers, not us, can choose how they are best served.''

Mission Excel will reaffirm UnionBanCal's industry leading service standards through significant investment in outstanding internet and telephone banking as well as other customer service improvements. For example:

-- Internet: Building on its early success in providing a growing proportion of consumer clients one of the best on-line banking services in the industry, the Bank is launching a multi-million dollar effort to enhance consumer offerings and to bring new functionality to corporate clients.

-- Branch sales and service: The sales and service experience offered will be enhanced by a multi-million dollar investment in product and sales training, completion of roll-out of a platform automation system and reduction of administrative burdens at the branch level.

-- Teleservices: new telephone technology will be installed with more customer service representatives to serve clients faster.

-- Asset management: more investment specialists will be added to meet demand and increase convenience for clients.

``During the past four months, over 300 managers worked with extraordinary passion and professionalism to analyze over 3000 specific actions that our employees identified as ways to streamline our operations,'' said Robert Walker, Vice Chairman.

``They challenged old assumptions and analyzed new ideas so that we can be a nimble and entrepreneurial company that responds quickly to our customers' needs and demands. We are now implementing their ideas to improve efficiency and to fund our new initiatives.''
Mission Excel project teams scrutinized every area of the company and identified means of increasing efficiency while still maintaining UnionBanCal's trademark high service levels. For example:

-- Empowering branch employees with additional authority and reducing clerical responsibilities so that they can serve customers more efficiently

--   Insourcing  activities  previously  undertaken  by  outside  firms

-- Employing strategic procurement processes and systems that leverage vendor relationships company wide o Streamlining credit processes to give customers faster service o Leveraging an intranet to give employees a faster, easier, less expensive, method of performing many routine tasks

-- Consolidating many back office operations in order to capitalize on UnionBanCal's size, best practices, and previous mergers to provide customers more consistent service

``The overwhelming majority of our employees will continue in their current or comparable assignments or will be redeployed to new jobs. For them, Mission Excel will result in more fulfilling jobs, new tools and greater training to serve customers better. Job opportunities will be enhanced by working for a more successful company.''

Walker noted, ``However, as we eliminate redundancies and consolidate functions, a number of employees throughout the corporation will be impacted. To assist these employees, we have continued our enhanced severance plan option with outplacement services to help their transition, and will work diligently to maximize opportunities in the future as more and better jobs are created.''

UnionBanCal's projected total financial impact (pre-tax) of Mission Excel implementation of $225 million, or $0.83 per diluted share after tax, will be comprised of $90 million of additional revenue and $135 million of reduced expenses.

The Bank will incur a one time restructuring charge of $85 million (pre-tax), or $0.33 per diluted share after-tax, in the third quarter of this year. This total is comprised of $70 million in personnel related charges and $15 million in facilities and other charges. Personnel related charges are based on a projection of 1,400 terminations, approximately 15% of the Bank's current work force, over the next 18 months.

Mission Excel was conducted with the assistance of EHS Partners, a Los Angeles based advisory firm specializing in resource redeployment.

Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $32.4 billion at June 30, 1999. Its primary subsidiary is Union Bank of California, N.A., the third largest commercial bank in California and among the 30 largest banks in the United States. Union Bank of California, N.A. has 241 banking offices in California, 6 banking offices in Oregon and Washington and 18 international facilities.

The following appears in accordance with the Private Securities Litigation Reform Act:

This press release includes forward-looking statements that involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government regulations, and economic conditions and competition in the geographic and business areas in which the Corporation conducts its operations. A complete description of UnionBanCal Corporation, including related risk factors is discussed in the Corporation's public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov.

Contact:
     UnionBanCal  Corporation
     Stephen  L.  Johnson,  415/765-3252  (Public  Relations)
     John  A.  Rice,  Jr.,  415/765-2998  (Investor  Relations)